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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-34075, 33-13252, 33-60474, 33-55223, 33-55553, 333-58249, 333-48049,
33-61149, 333-77293, 333-84955, 333-47428, 333-53434, 333-52188 and 333-84911 of
Fifth Third Bancorp on Form S-8 and in Registration Statement No. 333-52182 on Form S-4 and No. 33-54134, 333-58265, 333-42379, 333-80919, 333-86645,
333-56450, 33-34798, 333-53826 and 333-41164 on Form S-3 of our report dated
January 16, 2001 incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 28, 2001